UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On September 24, 2004, Emulex Corporation and Brocade Communications Systems, Inc. entered into a settlement including a litigation standstill agreement whereby Emulex and Brocade agreed to dismiss without prejudice their claims and counterclaims against each other in the pending patent infringement case in the United States District Court for the Northern District of California entitled Vixel Corporation. v. Brocade Communications Systems, Inc., Civil Action No. C-030-02446. Vixel was acquired by Emulex on November 17, 2003. The settlement included the formation of a strategic relationship under which the parties are to work together to pursue mutual objectives. Under the litigation standstill agreement both parties preserved their respective rights, no restrictions of any kind were imposed on either party’s ability to sell products, no licenses were granted by either party, no money was exchanged, and they agreed to a three year standstill during which neither party may initiate litigation against the other party with respect to certain of their respective patents.

On September 27, 2004, Emulex issued a press release relating to the above-described matters. A copy of the press release is filed as Exhibit 99.01 to this Current Report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release dated September 27, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)
Date: September 27, 2004	By:	/s/ PAUL FOLINO
Paul Folino,
Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.01	Press release dated September 27, 2004.